STOCK-FOR-STOCK AGREEMENT

     REORGANIZATION AGREEMENT between Advanced Optics Electronics, Inc., a Nevada corporation (hereinafter referred to as `Advanced Optics'), and a majority shareholders of PLZTech, Inc., a Colorado corporation (hereinafter referred to as "PLZTech').

     For the Acquisition by Advanced Optics of all the outstanding stock of PLZTech, in exchange for stock of Advanced Optics.

     AGREEMENT, dated as of this 6th DAY of November 1996 between Advanced Optics and a majority of all of the Shareholders of PLZTech (hereinafter referred to as the "PLZTech Shareholders").

     WHEREAS, all of PLZTech's Shareholders own 8,768,842 shares of common stock, $.001 par value per share, of PLZTech, and which constitutes all of the outstanding common stock of PLZTech, for a total of 8,768,842 issued and outstanding shares of common stock of PLZTech.

     WHEREAS, the PLZTech Shareholders signing below own and have a right to sell, transfer, and exchange all of their shares for the purchase of capital stock of PLZTech .Advanced Optics hereby offers 4,500,000 shares of its common stock to the PLZTech Shareholders for all of the outstanding common stock of PLZTech. The undersigned PLZTech Shareholder wishes to make said exchange.

     WHEREAS, the parties hereto intend that the securities exchange described herein between Advanced Optics and the Shareholders of PLZTech will be tax free in accordance with the provisions of Section 368(a)(1XB) of the Internal Revenue Code.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed and by these presents do hereby agree as follows:

1. Exchange of Securities. Subject to the terms and conditions hereinafter set forth, at the time of the dosing referred to in Section 6 hereof (the `Closing Date"), Advanced Optics will issue and deliver, or cause to be issued and delivered to the PLZTech Shareholders, in exchange for all of the issued and outstanding shares of PLZTech, 4,500,000 shares of its common stock. The shares of Advanced Optics will be allocated as set forth in Schedule I, attached hereto. The shares of PLZTech Shareholders will be exchanged for shares in Advanced Optics on a .5131 for one basis.

2. Representations and Warranties by PLZTech and PLZTech Shareholders. PLZTech represents and warrants to Advanced Optics and the undersigned PLZTech shareholder represents only to the best of his/her knowledge to Advanced Optics, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6)
     months from the date of dosing, except as to the warranties and representations set forth in subsection (i) herein, which shall survive for a period of three (3) years from the date of closing, and those set forth in subsection (I) herein, which shall survive for a period of six (6) month-s from the date of closing, or from the date when the accounts receivable may become due and payable, whichever shall occur later, that:

     (a) PLZTech is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado and has the corporate powers to own its property and carry on its business as and where it is now being conducted. Copies of the

          Certificate of Incorporation and the By-Laws of PLZTech, which have heretofore been furnished by PLZTech Shareholders to Advanced Optics, are true and correct copies of said Certificate of Incorporation and By-Laws including all amendments to the date hereof.

     (b) The authorized capital stock of PLZTech consists of 50,000,000 shares of common stock, $.001 par value ("Common Stock of PLZTech") of which 8,768.842 shares have been validly issued and are now outstanding.

     (c) PLZTech Shareholders have full power to exchange the shares to purchase the capital stock of Advanced Optic on behalf of themselves upon the terms provided for in this Agreement, and said shares have been duly and validly issued and are free and clear of any lien or other encumbrance.

     (d) From the date hereof, and until the date of closing, no dividends or distributions of capital, surplus, or profits shall be paid or declared by PLZTech in redemption of their outstanding shares or otherwise, and except as described herein no additional shares shall be issued by said corporations.

     (e) Since the date hereof, PLZTech has not engaged in any transaction other than transactions in the normal course of the operations of their business, except as specifically authorized by Advanced Optics in writing.

     (f) PLZTech is not involved in any pending or threatened litigation which would materially affect its financial condition disclosed to Advanced Optics in writing.

     (g) PLZTech has and will have on the Closing Date, good and marketable title to all of its property and assets shown on Schedule II, attached hereto, free and clear of any and all lines or encumbrances or restrictions, except as shown on Schedule II, attached hereto and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its property which do not materially affect the present use of such property.

     (h)
          (1) The inventories of PLZTech as reflected in Schedule II, furnished by PLZTech Shareholders to Advanced Optics prior to the execution hereof, are valued at book value.

          (2)  The  inventory of PLZTech  listed on the schedule  referred to in
               (i) (1) above is hereinafter collectively referred to as the "Inventory." The Inventory is in good and usable condition.

     (i) As of the date hereof, there are no accounts receivable of PLZTech of a material nature, except for those account receivable set forth in
          Schedule II, attached hereto.

     (j) PLZTech does not now have, nor will it have on the Closing Date, any long term contracts ("long-term" being defined as more than one year) except those set forth in Schedule II attached hereto.

     (k) PLZTech does not now have, nor will it have on the Closing Date any pension plan, profit-sharing plan, or stock purchase plan for any of its employees except those set forth in Schedule II, attached hereto and certain options to proposed executive officers.

     (1) PLZTech does not now have, nor will it have on the Closing Date, any known liabilities or contingent liabilities other than those disclosed in their financial statements dated June 30, 1995 attached hereto as
          Schedule III except in the ordinary course of business or in connection with its proposed private offering.

3. Representations and Warranties by Advanced Optics. Advance Optics represents and warrants to the PLZTech Shareholders, all of which representations and warranties shall be true at the time of closing, and shall survive the closing for a period of six (6) months form the date of closing, as follows:

     (a) Advanced Optics is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as now being conducted and has authorized capital stock consisting of 25,000,000 shares of common stock, $.001 par value per share, of which there are 500,000 shares presently outstanding.

     (b) Advanced Optics has the corporate power to execute and perform this Agreement, and to deliver the stock required to be delivered to PLZTech Shareholders hereunder.

     (c) The execution and delivery of this Agreement, and the issuance of the stock required to be delivered hereunder have been duly authorized by all necessary corporate actions, and neither the execution nor delivery of this Agreement, nor the issuance of the stock, nor the performance, observance or compliance with the terms and provisions of this Agreement will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or By-Laws of Advanced Optics or any indenture, Agreement or other instrument to which Advanced Optics is a party, or by which Advanced Optics is bound, or by which any of its property is bound.

     (d) The shares of Common Stock of Advanced Optics deliverable pursuant hereto will on delivery in accordance with the terms, hereof, be duly authorized, validly issued, and fully paid, and non-assessable.

4. Conditions to the Obligations of Advanced Optics. The obligations of Advanced Optics hereunder shall be subject to the conditions that:

     (a) Advanced Optics shall not have discovered any material error or misstatement in any of the representations and warranties by the PLZTech Shareholders herein, and all the terms and conditions of this Agreement to be performed and complied with shall have been performed and complied with.

     (b) There shall have been no substantial adverse changes in the conditions, financial, business otherwise of PLZTech from the date of this Agreement, and until the date of closing, except for changes resulting from those operations in the usual and ordinary course of business, and between such dates the business and assets for PLZTech shall not have been materially adversely affected as the result of any fire, exploding, earthquake, flood, accident, strike, lockout, combination of workmen, taking over of any such assets by any governmental authorities, riot, activities of armed forces, or acts of God or of the public enemies.

     (c) Advanced Optics shall upon request and at the time of closing, receive an opinion of counsel to the effect that: (1) PLZTech is duly organized and validly existing under the laws of the state of Colorado and has the power and authority to own its properties and to carry on its respective business wherever the same shall be located and operated as of the Closing Date: and (2) this Agreement has been duly approved, executed and delivered by a majority of PLZTech Shareholders and constitutes a legal, valid and binding obligation of the PLZTech Shareholders enforceable in accordance with its terms.

     (d) PLZTech does not now have, nor will it have on the date of closing, any known or unknown liabilities or contingent liabilities, except as specifically set forth on Schedule II, attached hereto.

     (e) Counsel for Advanced Optics, Max C. Tanner, Esquire, shall provide an opinion to be delivered at the Closing Date to the effect that: (1) Advanced Optics is a Nevada corporation, validly existing and in good standing with respect to its corporate charter; (2) that Advanced Optics is not under investigation by the SEC, the NASD or any state securities commission; (3) that there are no known securities violations; (4) all shares issued by Advance Optics have been validly issued in accordance with Nevada or Federal law, are fully paid, are non-assessable and are fully tradeable; and (5) there are no outstanding options, rights, warrants, conversion privileges or other agreements which would require issuance of additional shares.

5. Conditions to the Obligations of PLZTech Shareholders. The obligations of the PLZTech hereunder are subject to the conditions that:

     (a) PLZTech Shareholders shall not have discovered any material error or misstatement in any of the representations and warranties made by Advanced Optics herein and all the terms and conditions of this Agreement to be performed and complied with by Optics shall have been performed and complied with.

     (b) The PLZTech Shareholders shall upon request, at the time of closing, received an opinion of counsel to the effect that: (1) Advanced Optics is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the power to own and operate its properties wherever the same shall be located as of the Closing Date;
          (2) the execution, delivery and performance of this Agreement by Advanced Optics has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of Advanced Optics, enforceable in accordance with its terms; (3) the securities to be delivered to PLZTech Stockholders pursuant to the terms of this Agreement has been validly issued, is fully paid and non-assessable; and (4) the exchange of the securities herein contemplated does not required the registration of the Advanced Optics securities pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities.

6. Closing Date. The closing shall take place on or before October 21, 1996 , or as soon thereafter as is practicable, at the Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, Las Vegas, Nevada 89121, or as such other time and place as the parties hereto shall agree upon.

7. Actions at the Closing. At the closing, Advanced Optics and PLZTech shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section I of this Agreement and each party shall pay any and all Federal and State taxes required to be paid in connection with the issuance and the delivery of their own securities. All stock certificates shall be in the name of the party to which the same are deliverable.

8. Conduct of Business, Board of Directors, etc. Between the date hereof and the Closing Date, PLZTech will conduct its business in the same manner in which it has heretofore been conducted and the PLZTech Shareholders will not permit PLZTech to: (1) enter into any contract, etc., other than in the ordinary course of business; (2) declare or make any distribution of any kind to the stockholders of PLZTech without first obtaining the written consent of Advance Optics.

     Upon closing, the old officers and members of the board of directors of Advanced Optics will tender their resignations and a new Board of Directors will be elected by the shareholders of Advanced Optics, which shall consist of the following individuals.

                 Michael J. Pete
                 Leslie S. Robins
                 Francisco Urrea, Jr.

     Upon election for the above Board of Directors, and subject to the authority of the Board of Directors as provided by law and By-Laws of Advanced Optics, the new officers of Advanced Optics, after the closing date of this Agreement shall be as follows:

                 Michael J. Pete          President and Treasurer
                 Leslie S. Robins         Chairman, C.E.O. and Secretary

9. Access to the Properties and Books of PLZTech. The PLZTech Shareholders hereby grant to Advanced Optics, through their duly authorized representatives and during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of PLZTech and full opportunity to examine their books and records.

10.  Miscellaneous

     (a)  This  Agreement  shall  be  controlled,   construed  and  enforced  in
          accordance with the laws of the State of Nevada.

     (b) Each of the Constituent Corporations shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

     (c) At any time before or after the approval and adoption by the respective stockholders of the Constituent Corporations, if required, this Reorganization Agreement may be amended or supplemented by additional written agreements, as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporation to be necessary, desirable or expedient to further the purpose of this Reorganization Agreement, to clarify the intention of the parties, to add to or to modify the covenants, terms or conditions contained herein, or otherwise to effectuate or facilitate the consummation of the transaction contemplated hereby. Any written agreement referred to in this paragraph shall be validly and sufficiently authorized for the purposes of this Reorganization Agreement if signed on behalf of PLZTech by its President and Executive Vice-President and on behalf of Advanced Optics by its Chairman of the Board or Chief Executive Officer.

     (d) This Reorganization Agreement may be executed in any number of counterparts and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Reorganization Agreement. . (e) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the PLZTech Shareholders and upon the successors and assigns of Advanced Optics

     (f) All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:


     If to PLZTech
             shareholders, then:               120 Madeira Drive, N.E.
                                               Albuquerque, NM 87108


     If to Advanced Optics,
     then:                                2950 E. Flamingo Rd.
                                          Suite G, Las Vegas, NV 89121

     The foregoing Reorganization Agreement, having been duly approved or adopted by the Board of Directors, and duly approved or adopted by a majority of the stockholders of the constituent corporation, as required, in the manner provided by the laws of the States of Nevada and Colorado, the Chairman of the Board, the President and the Secretary of said corporations, and a majority of the Shareholders of PLZTech do now execute this Reorganization Agreement under the respective seals of said corporation by the authority of the directors and stockholders of each, as required, as the act, deed and agreement of each of said corporations. This Stock-For-Stock Agreement may be signed in two or more counterparts.



ADVANCED OPTICS ELECTRONICS,                    PLZTECH, INC.


By:      /s/ Ron Drake                         By:      /s/ Michael J. Pete
  -------------------------                      --------------------------
Ron Drake, President                           Michael J. Pete, President

                    Acknowledgment of Execution of Agreement
                                  By Officer of
                        Advanced Optics Electronics, Inc.

STATE OF NEVADA )
                                        )ss.
COUNTY OF CLARK )

     BE IT REMEMBERED that on this 6th day of November, 1996, personally came before me, a Notary Public in and for jurisdiction aforesaid, Ron Drake, President of Advanced Optics Electronics, Inc., a Nevada corporation, and one of the corporations described in and which executed the foregoing Agreement of Reorganization, known to me personally to be such, and he, the said, Ron Drake, as such President, duly executed said Agreement of Reorganization before me and acknowledged said Agreement of Reorganization are in the handwriting of said President of Advanced Optics Electronics, Inc..

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

          Notary Public State of Nevada
          COUNTY OF CLARK
          MAX C. TANNER
          My Appointment Expires                          /s/ Max C. Tanner
          September 10, 1999                      _____________________________
    No. 95-0719-1                                    Notary Public

                      Schedule I
                  PLZT STOCKHOLDERS
Name                                      PLZT         Adot
Chris Asimakopoulis                         12,500       6,414
Atlantic Advisory Board                    220,000     112,882
Ian Bailey                                 125,000      64,138
Rom Barnes                                   4,000       2,052
Roger Boggs                                 35,000      17,959
Dennis Chavez                               25,000      12,828
Victor Chavez                               62,500      32,069
M. S. Chen                                 235,766     120,972
John Cummings                               50,000      25,655
Irwin Friedman                              15,000       7,697
Garth Gobeli                               300,000     153,930
Julie Golden                                25,000      12,828
Ernie Fresquez                              25,000      12,828
Albert Goodman                              25,000      12,828
Groupo Nuevo LTD                         3,000,000   1,539,300
Kerry Hanes                                 16,000       8,210
Kanter & Everage P.A.                       35,000      17,959
ElectroOptic Technologies                  299,000     153,417
Michael Pete                                40,000      20,524
Hy roberts                                  25,000      12,828
Leslie Robins                            2,130,000   1,092,903
O&M Robins                                 210,000     107,751
M. Shulman                                 250,000     128,275
Slark Corp                                 364,076     186,807
Thomas Toor                                120,000      61,572
U. S. Venture                              125,000      64,138
Francisco Urrea Jr.                        882,500     452,811
Francisco Urrea III                        120,000      61,572

                                   Schedule II


                                  PLZTECH INC.

                                 List of Assets
                                 As of 12/31/95



                     Cash                                $ 4,499
                     Equipment (Net)                       6,003
                     Intangible Assets (Net)              82,053
                                                          ------

                     Total Assets                        $92,555

                                  Schedule III
                            Last Financial Statement
                                 As of 12/31/95
PLZTECH, INC.

BALANCE SHEET
December 31, 1995

ASSETS

Current Assets

         Cash                                        4,499
         Total Current Assets                        -----          $     4,499

Property and Equipment

         Equipment (Note A)                          9,500
         Accumulated Depreciation                   (3,497)
                                                     -----
         Total Property & Equipment                                       6,003

Other Assets

         Intangible Assets-Patents & Patents
         Pending (Note B)                           96,504
         Accumulated Depreciation                  (14,451)
                                                    ------
         Total Other Assets                                              82,053

TOTAL ASSETS                                                        $    92,555
                                                                         ------

LIABILITIES AND SHAREHOLDERS' EQUITY

Long-term Liabilities

         Legal Services Payable                     15,640
         Salaries Payable                           35,828
         Notes Payable (Note C)                     80,217
                                                    ------

TOTAL LIABILITIES                                                   $   131,685

SHAREHOLDERS' EQUITY

         Capital Stock                               6,000
         Paid In Capital                           369,425
         Deficit accumulated
         During development stage                 (414,555)
                                                   -------

TOTAL SHAREHOLDER' EQUITY                                           $   (39,130)
                                                                         ------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $    92,555
                                                                         ------

                                  Schedule III

PLZTECH, INC.

STATEMENT OF INCOME AND STOCKHOLDERS' EQUITY
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995

                                                              Six Months Ended
                                                              December 31, 1996

     INCOME

              Income from Operations                              $      0
                                                                  --------

              Total Income                                        $      0

     EXPENSES

              Accounting Services                                      158
              Amortization Expense                                   7,207
              Auto Expense                                             681
              Engineering-Patents                                    3,500
              Insurance                                              3,870
              Office Supplies                                          238
              Postage                                                  537
              Printing                                                 490
              State Fees                                               455
              Telephone                                              6,851
              Travel                                                 2,826
              Wages - Patents                                       12,698
                                                                  --------

              Total - Expenses                                      39,511
                                                                  --------

     NET INCOME (LOSS)                                             (39,511)

     Shareholders' Equity at beginning of period                   (26,882)
     Common Stock Issued                                                 0
     Additional Paid - in Capital                                   27,263
                                                                  --------

     Shareholders' Equity at December 31, 1995                    $(39,130)
                                                                  --------

PLZTECH INC.
Notes to Financial Statements
For the Period Ended December 31, 1995




Note A - Equipment.  Equipment is carried at cost.
Depreciation of equipment is provided using the straightline method for financial reporting purposes
At a rate based on an average estimated life of seven years.

Equipment consists of the following:

Plain paper fax            #        00218
Chip grinding unit         #        00205
Copy machine-PC-7          #        00213
CVD Exhaust system         #        00207

Note B - Patents and Patents Pending. The Company's initial patent was granted March 30, 1993 by the U.S. Patent Office. Subsequent to the granting of the initial patent and claims, the Company has performed additional research and development and is in the process of obtaining an additional patent with several claims expanding the initial technology.

Patent  #  5198920
Patent Pending  #  8298422

Note C - Notes payable. Notes payable are to shareholders.
The notes are all longterm. All notes carry an interest rate of 7.5%. The notes are due from November 1997 to November 1998.